Exhibit 2
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Form F-10 (No. 333-161829 and 333-170580), as amended, and Form S-8 (No. 333-161620), of Agrium Inc. filed with the Securities and Exchange Commission, of our report dated November 29, 2010 relating to the consolidated financial statements of AWB Limited as of September 30, 2010 and September 30, 2009, and for the years then ended, appearing in this Current Report on Form 6-K of Agrium Inc. dated December 15, 2010.

Melbourne, Australia	/s/ Ernst & Young
December 15, 2010	Chartered Accountants